Exhibit 99.1

Alaska Communications Announces Definitive Agreement to Be Acquired by ATN International, Inc. in a $332 Million Transaction; Merger Agreement with Macquarie Capital and GCM Grosvenor Has Been Terminated

ANCHORAGE, Alaska, January 4, 2021 -- Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) (“Alaska Communications” or the “Company”) announced today that on December 31, 2020 it entered into a definitive agreement pursuant to which the Company will be acquired by a newly formed entity owned by ATN International, Inc. (NASDAQ: ATNI) (“ATN”) and Freedom 3 Capital, LLC (“FC3”) in an all cash transaction valued at approximately $332 million, including net debt. The merger will result in Alaska Communications becoming a consolidated, majority owned subsidiary of ATN and is expected to close in the second half of 2021. Alaska Communications’ prior agreement to be acquired by an affiliate of Macquarie Capital (“Macquarie”) and GCM Grosvenor (“GCM”), through its Labor Impact Fund, L.P., has been terminated.

Under the terms of the agreement, an affiliate of ATN will acquire all the outstanding shares of Alaska Communications common stock for $3.40 per share in cash. This represents a premium of approximately 78% over the closing per share price of $1.91 on November 2, 2020, the last trading day prior to the date when Alaska Communications’ original merger agreement with Macquarie and GCM was executed, a 70% premium to the 30-day volume weighted average price up to and including November 2, 2020 and a 4% premium to Macquarie and GCM’s prior binding agreement to acquire the Company.

The merger agreement follows the determination by the Alaska Communications Board of Directors, after consultation with its legal and financial advisors, that the ATN proposal constituted a “Superior Proposal” as defined in Alaska Communications’ previously announced merger agreement with Macquarie and GCM. Consistent with that determination and following the expiration of the negotiation period with Macquarie and GCM required under such agreement, Alaska Communications terminated that agreement. In connection with the termination, Alaska Communications paid Macquarie and GCM a $6.8 million break-up fee.

David W. Karp, Chairman of the Alaska Communications Board of Directors, said, "Today's announcement is the product of a comprehensive process that demonstrates what a strong business the team at Alaska Communications has built. The agreement with ATN is a great result for our stockholders, who will receive significant near-term value."

Bill Bishop, President and Chief Executive Officer of Alaska Communications, stated, "This transaction represents an exciting opportunity to augment our market position, as well as, expand our capabilities to better serve our customers. ATN has extensive telecommunications expertise, a strong track record of successfully investing in and operating capital-intensive businesses and has a strong financial position highlighted by its net cash position. These are critical attributes that will support our strategy to deliver superior customer service utilizing our fiber-based network solutions. We firmly believe this transaction will allow us to enhance our expanded fiber network services and drive long-term value for our employees and customers in Alaska."

Michael Prior, Chairman and Chief Executive Officer of ATN, stated, “This investment and merger allows us to enter a new market with many similar characteristics to our existing operations in the U.S. and elsewhere. Further, it aligns with our strategy to leverage the broad capabilities of our operating platform to enhance and augment leading providers of facilities-based communications services in distinctive markets. ATN has a long history of enabling its subsidiaries to gain and maintain strong market positions by investing in high quality infrastructure, the latest technologies and creative solutions to give customers a superior experience. We recognize the same determination and customer-centric approach in the Alaska Communications team. Our industry is rapidly changing, and communications requirements have never been more essential and critical than they are today. We look forward to combining our resources and experience with Alaska Communications’ market knowledge and reputation for superior service to provide industry-leading communications products and services to customers in Alaska and beyond.”

The merger is subject to the approval of Alaska Communications' stockholders, regulatory approvals and other customary closing conditions. The merger has fully committed debt and equity financing and is not subject to any condition with regard to financing. Alaska Communications’ Board of Directors has unanimously approved the agreement and recommends that Alaska Communications’ stockholders approve the proposed merger and merger agreement. Alaska Communications expects to hold a special meeting of stockholders to consider and vote on the proposed merger and merger agreement as soon as practicable after the mailing of the proxy statement to its stockholders.

TAR Holdings, LLC, which owns approximately 8.8% of the outstanding shares of Alaska Communications common stock, has entered into a voting agreement with ATN agreeing, among other things, to vote in favor of the merger. The voting agreement will automatically terminate upon the earliest of (a) the vote of stockholders on the merger, (b) any termination of the Merger Agreement, (c) any change in recommendation by the Board of Alaska Communications and (d) 14 months after the signing of the Merger Agreement. Under the voting agreement, TAR Holdings, LLC may sell shares of the Company’s stock in the open market through a broker dealer.

Advisors

Bank Street Group, LLC is serving as financial advisor and Morrison & Foerster LLP is serving as legal advisor to ATN in connection with the transaction.

B. Riley Securities, Inc. is serving as financial advisor and Sidley Austin LLP is serving as legal advisor to Alaska Communications in connection with the transaction.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

About ATN International, Inc.

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, invests in and operates communications  and technology businesses in the United States and internationally, including the Caribbean region, with a particular focus on markets with a need for significant infrastructure investments and improvements. Our operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential and business customers, including a range of high speed internet services, mobile wireless solutions, video services and local exchange services, and (ii) wholesale communications infrastructure services such as terrestrial and submarine fiber optic transport, communications tower facilities, managed mobile networks, and in-building systems. For more information, please visit www.atni.com.

About Freedom 3 Capital

Freedom 3 Capital invests in companies at inflection points. We help middle-market companies address strategic growth opportunities by delivering unique capital solutions.  Our investment process provides F3C the flexibility to tailor investment structures to the industry dynamics, the company’s specific requirements and the management team and owners’ long-term business objectives. Beyond the value of our capital, we believe our private equity approach to credit investing creates valuable, lasting partnerships with stakeholders and management teams.  F3C is currently investing out of Fund 4 with offices in New York and Kansas City.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the proposed acquisition of the Company by an entity held by ATN and F3C, whereby the Company will become a wholly owned subsidiary of an entity held by ATN and F3C (the “proposed merger”), pursuant to a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Project 8 Buyer, LLC, (“Parent”), and Project 8 MergerSub, Inc. (“Merger Sub”). The proposed merger will be submitted to the Company’s stockholders for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the United States Securities and Exchange Commission (SEC), including a proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to the Company’s stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company or the proposed merger, once such documents are filed with the SEC, free of charge at the SEC's website at www.sec.gov, or from Alaska Communications at alsk.com or by directing a request to the Company’s Investor Relations Department at investors@acsalaska.com.

Participants in the Solicitation

The Company and ATN and certain of their directors and executive officers and other members of management and employees may be deemed to be "participants" in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information about the Company's directors and executive officers and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement on Schedule 14A for its 2020 annual meeting of stockholders filed with the SEC on April 29, 2020. To the extent holdings of the Company’s securities by such participants (or the identity of such participants) have changed, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 subsequently filed with the SEC. Information about ATN directors and executive officers and their direct or indirect interests, by security holdings or otherwise, is set forth in Alaska Communications proxy statement on Schedule 14A for its 2020 annual meeting of stockholders filed with the SEC on August 6, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and may be included in relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Alaska Communications Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parent and Merger Sub to obtain the necessary financing pursuant to the arrangements set forth in the commitment letters delivered pursuant to the Merger Agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the transaction, (vii) the outcome of any legal proceedings that may be instituted against the Company or Parent or Merger Sub related to the Merger Agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020 and other reports and documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at https://www.alsk.com/. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Alaska Communications Media Contact

Heather Cavanaugh, 907-564-7722

Director, External Affairs and Corporate Communications

Alaska Communications Investor Contact

Tiffany Smith, 907-564-7556

Manager, Board and Investor Relations

investors@acsalaska.com

SOURCE Alaska Communications Systems Group Inc.